UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2015

RELMADA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-184881	45-5401931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

757 Third Avenue, Suite 2018 New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 376-5742

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Officer

On December 30, 2015, Relmada Therapeutics, Inc. (the “Company”) and Douglas Beck, the Company’s Chief Financial Officer, mutually agreed to terminate Mr. Beck’s employment without cause effective as of December 30, 2015 in accordance with his employment agreement. Pursuant to Mr. Beck’s employment agreement, previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 7, 2015, Mr. Beck will receive severance of six months base salary and health benefits.

Appointment of Officer

On December 31, 2015, the Company named Kulendiran Purushothaman as its Principal Financial Officer. Mr. Purushothaman currently serves as our Vice President of Finance.

Indran Purushothaman, age 52, has been the Company’s Vice President of Finance since March 2015. Mr. Purushothaman was previously Managing Director of IPFinancials, an independent financial management and corporate finance consultancy practice based in Melbourne, Australia with global clientele in the US, Australia, India and the Middle East, from April 2011 to February 2014.  Prior to that Mr. Purushothaman was the Chief Financial Officer of Urban Transit (India) Private Limited, Mumbai, India, a wholly owned subsidiary a publicly traded transportation company, from August 2009 to March 2011. Between July 2002 and July 2009, Mr. Purushothaman was based in New York, where as an independent consultant, he served Media, Bio-tech and Financial Services entities.  Mr. Purushothaman holds a Masters of Applied Finance from the University of Melbourne, Australia, MBA (International Business) from Monash University, Australia, and is an Australian CPA.

Family Relationships

There are no family relationships between our directors and officers.

Transactions with Related Persons

The Company does not have any related party transactions with Mr. Purushothaman.

Compensatory Plans with Mr. Purushothaman

On January 21, 2015, the Company and Mr. Purushothaman entered into an employment agreement (the “Employment Agreement”) to employ Mr. Purushothaman as the Company’s Vice President of Finance. On December 31, 2015, the Company and Mr. Purushothaman entered into an agreement (the “December Agreement”) where Mr. Purushothaman was designated the Company’s Principal Financial Officer and Mr. Purushothaman’s base salary was increased to $180,000. Subject to Mr. Purushothaman’s satisfactory performance, effective July 1, 2016, his annual base salary shall be increased to $200,000 and his target bonus increased to 25% of his base salary. Mr. Purushothaman’s employment with the Company is on an “at will” basis, meaning that either Mr. Purushothaman’s or the Company may terminate his employment at any time for any reason or no reason, without further obligation or liability, except as provided in his Employment Agreement.

Salary

●       Mr. Purushothaman’s annual base salary is $180,000.

Bonus

●       Mr. Purushothaman’s is entitled to participate in an executive bonus program pursuant to which the Board of Directors may award bonuses to Mr. Purushothaman, based upon the achievement of written individual and corporate objectives such as the board shall determine. Upon the attainment of such performance objectives, in addition to base salary, Mr. Purushothaman shall be entitled to a cash bonus in an amount to be determined by the board with a target of 20% of the base salary.

Options/Restricted Stock

●       Mr. Purushothaman received an initial stock option grant of 20,000 options. Mr. Purushothaman also received an initial restricted stock grant of 20,000 shares. The options and restricted stock vest over a four year period, 25% after one year and 6.25% per quarter over the next three years.

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Termination

●       Termination for cause. Upon termination of employment for cause Mr. Purushothaman shall be paid all accrued salary, bonuses, incentive compensation to the extent earned, vested deferred compensation pension plan and profit sharing plan benefits, and accrued vacation pay, all to the date of termination.

●       Termination of Employment Other Than for Cause. If the Company terminates employment other than for cause, Mr. Purushothaman shall be entitled to (i) all accrued salary, bonuses and incentive compensation to the extent earned, vested deferred compensation pension plan and profit sharing plan benefits, and accrued vacation pay, (ii) 3 months of base salary (at the rate in effect as of the date of termination), and (iii) the right to participate in all Company employee health plans for a period of 3 months.

Non-Solicitation

●       Mr. Purushothaman agreed that during the term of employment with the Company, and for a period of 24 months following the cessation of employment with the Company for any reason or no reason, Mr. Purushothaman shall not directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees or consultants to terminate their relationship with the Company, or attempt any of the foregoing, either for himself or any other person or entity. For a period of 24 months following cessation of employment with the Company for any reason or no reason, Mr. Purushothaman shall not attempt to negatively influence any of the Company’s clients or customers from purchasing Company products or services or to solicit or influence or attempt to influence any client, customer or other person either directly or indirectly, to direct his or its purchase of products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company.

A copy of the Employment Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference. A copy of the December Agreement is attached as Exhibit 10.2 and is incorporated herein by reference. The above description is only a summary of the terms of Employment Agreement and December Agreement, and does not purport to be complete description of such documents, and are qualified in their entirety by reference to the Employment Agreement and December Agreement, a copy of which is attached as an exhibit hereto and which are incorporated by reference in this Item 5.02.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Offer Letter, dated January 21, 2015, by and between Relmada Therapeutics, Inc. and Kulendiran Purushothaman.

10.2	Offer Letter, dated December 31, 2015, by and between Relmada Therapeutics, Inc. and Kulendiran Purushothaman.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 31, 2015	RELMADA THERAPEUTICS, INC.

	By:	/s/ Sergio Traversa
	Name:	Sergio Traversa
	Title:	Chief Executive Officer

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